Schedule A
to the Shareholder Servicing Plan

(as amended on April 1, 2016, to add the O’Shaughnessy  All Cap Core Fund, O’Shaughnessy Enhanced Divided Fund, O’Shaughnessy Small/Mid Cap Growth Fund, O’Shaughnessy Emerging Markets Fund, O’Shaughnessy Global Equity Fund, and O’Shaughnessy International Equity Fund and to reflect a reduction in fees for the O’Shaughnessy Market Leaders Value Fund and the O’Shaughnessy Small Cap Value Fund)

Series or Fund and Class of Advisors Series Trust	Shareholder Servicing Plan Fee as a % of Average Daily Net Assets
O’Shaughnessy All Cap Core Fund
Class A	0.15%
Class C	0.15%
Class I	0.15%
O’Shaughnessy Enhanced Dividend Fund
Class I	0.15%
O’Shaughnessy Small/Mid Cap Growth Fund
Class I	0.15%
O’Shaughnessy Emerging Markets Fund
Class I	0.15%
O’Shaughnessy Global Equity Fund
Class I	0.15%
O’Shaughnessy International Equity Fund
Class I	0.15%
O’Shaughnessy Market Leaders Value Fund
Class I	0.15%
O’Shaughnessy Small Cap Value Fund
Class I	0.15%

ADVISORS SERIES TRUST	Acknowledged by: O’SHAUGHNESSY ASSET MANAGEMENT, LLC

By: /s/ Douglas G. Hess	By:/s/ Raymond Amoroso
Name: Douglas G. Hess	Name:Raymond Amoroso, III, Esq.
Title: President	Title: Chief Compliance Officer